UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

Bakken Resources, Inc.
(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601
(Address of principal executive offices) (Zip Code)

(406) 442-9444
Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

W. Edward Nichols gave written notice of his resignation from the Board of Directors of Bakken Resources, Inc. (the “Company”) by letter dated March 12, 2015. A copy of Mr. Nichols’ resignation letter is attached as an exhibit to this Current Report on Form 8-K as Exhibit 99.1. Mr. Nichols was Chair and the sole member of the Company’s audit committee.

Mr. Nichols, in his capacity as chair of the Company’s audit committee, was investigating certain matters relating to the Company. Independent of such investigation, the Company became aware of certain facts and events that caused the Company’s disinterested directors and management to question the independence of such investigation. Accordingly, the Company, through its outside corporate and securities counsel, communicated its intention to seek Mr. Nichols’ removal from the audit committee. A copy of such communication from the Company’s counsel and an affidavit from the Company’s Chief Financial Officer attached to such communication is attached to this Current Report on Form 8-K as Exhibit 99.2.

A special independent investigator has been retained by the Company to continue the investigation initiated by the Company’s audit committee. The Company intends to make all necessary announcements and take appropriate actions following the results of the special independent investigation.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document
99.1	W. Edward Nichols’ Resignation Letter

99.2	Email from Wesley J. Paul to Henry Schleuter (with an attached affidavit of and a correspondence to Dan Anderson)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/Dan Anderson
Dan Anderson
Chief Financial Officer
Dated: March 17, 2015